UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 14, 2008

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 14, 2008, Clarient, Inc. (“Clarient”) entered into an Amended and Restated Senior Subordinated Revolving Credit Agreement (the “Safeguard Facility”) with  Safeguard Delaware, Inc. (“SDI”), a wholly owned subsidiary of Safeguard Scientifics, Inc. (individually, and collectively with SDI, hereinafter referred to as “Safeguard”).   Safeguard holds a majority ownership position in Clarient.

The Safeguard Facility renews, expands and extends an existing credit facility between the parties into a $21 million credit facility.  Borrowings under the Safeguard Facility will bear interest at 12% per annum, subject to increase by 1% per annum if any amounts remain outstanding under the Safeguard Facility on or after June 30, 2008. The Safeguard Facility’s stated maturity date is April 15, 2009. The Safeguard Facility will come due earlier upon (i) full repayment by Clarient of its senior debt; (ii) certain sales, mergers or consolidations of Clarient which would result in a sale of all or substantially all of Clarient’s assets or Safeguard no longer owning a majority of Clarient’s capital stock; or (iii) the liquidation of Clarient.  It is anticipated that borrowings of approximately $7.5 million under the Safeguard Facility will be used by Clarient to repay in full Clarient’s existing credit facility with General Electric Capital Corporation (“GE Capital”) and certain related equipment lease obligations to GE Capital.  In the event Clarient completes a financing of debt or equity securities resulting in net proceeds to Clarient of at least $15,000,000 (a “Capital Raise”), Clarient will be required to pay down all amounts outstanding under the Safeguard Facility and the maximum aggregate size of the Safeguard Facility will be reduced to $6 million.

The Safeguard Facility contains customary representations and warranties, affirmative covenants and negative covenants.  Borrowings under the Safeguard Facility are subordinated to Clarient’s borrowings under its existing credit facilities with Comerica Bank and GE Capital.  Clarient is currently not in compliance with one of the financial covenants under Clarient’s credit facilities with GE Capital and Comerica Bank.  Clarient intends to promptly repay in full all obligations owed to GE Capital with borrowings under the Safeguard Facility, and Comerica has agreed to waive such defaults so long as Clarient repays all such amounts owed under the credit facility with GE Capital on or prior to March 19, 2008.  In connection with this waiver, Clarient and Comerica have agreed to revise the financial covenants contained in Clarient’s credit facility with Comerica on or prior to March 21, 2008. Following repayment of Clarient’s indebtedness to GE Capital, Clarient is required, at Safeguard’s request, to grant Safeguard a security interest in substantially all of Clarient’s assets to secure Clarient’s obligations to Safeguard under the Safeguard Facility.  Safeguard has, in turn, agreed to relinquish its security interest at such time that Clarient enters into a new secured credit facility with another lender.

In connection with the Safeguard Facility, Clarient issued or may be required to issue to Safeguard, subject to certain conditions, warrants to purchase shares of Clarient’s common stock with an exercise price of $0.01 per share.  Such warrants shall have a five-year term, will be fully vested upon issuance and are issuable as follows: (i) warrants to purchase 1,643,750 shares of common stock (including warrants to purchase 93,750 shares of common stock which were the subject of Clarient’s existing $6 million facility with Safeguard) were issued at the closing of the Safeguard Facility, (ii) warrants to purchase 550,000 shares of common stock will be issuable on May 1, 2008 if a new secured credit facility has not been completed prior to such date and (iii) warrants to purchase up to an aggregate of an additional 1,650,000 shares of common stock will be issuable in three separate tranches if the aggregate size of the Safeguard Facility has not been reduced to $6 million on or prior to the dates specified in the Safeguard Facility.  The warrants described above have been or will be issued in private placements exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), and may not be resold absent registration or an exemption from the registration requirements of the Securities Act.

On March 14, 2008, in connection with the execution of the Safeguard Facility, Clarient also entered into a new registration rights agreement with Safeguard pursuant to which Clarient granted Safeguard rights to require Clarient to register under the Securities Act all shares of Clarient common stock issuable upon exercise of the warrants described above, as well as all other shares of common stock held by Safeguard and all shares issuable pursuant to all other derivative securities held by Safeguard.  The registration rights agreement supersedes all other existing registration rights agreements between Clarient and Safeguard.

As of March 14, 2008, Clarient had borrowed $3.0 million under the Safeguard Facility (without giving effect to the approximately $7.5 million of additional borrowings that are to be used to pay off Clarient’s credit facility with GE Capital and an additional $2.0 million that Clarient expects to borrow on March 17, 2008 for working capital purposes).

The information set forth above is qualified in its entirety by reference to the Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of March 14, 2008 by and between SDI and Clarient, the Registration

Rights Agreement dated as of March 14, 2008 by and among SDI, Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc., and Clarient and the Form of Warrant to be issued under the Safeguard Facility, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated herein by reference.

Item 1.02                                             Termination of a Material Definitive Agreement

As noted above under Item 1.01, on March 14, 2008, Clarient entered into the Safeguard Facility which amends and restates in its entirety Clarient’s existing $6.0 million Senior Subordinated Revolving Credit Agreement with Safeguard which was entered into on March 7, 2007 (the “Existing Facility”).   The description of the Safeguard Facility set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As noted above under Item 1.01, on March 14, 2008, Clarient entered into the Safeguard Facility to amend and restate the Existing Facility.   The description of the Safeguard Facility and of Clarient’s borrowings thereunder set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02                                             Unregistered Sales of Equity Securities.

Warrants Issued Pursuant to Safeguard Facility

As noted above, on March 14, 2008, Clarient issued warrants to purchase 1,643,750 shares of common stock to Safeguard with an exercise price of $0.01 per share in connection with the Safeguard Facility.

Additional Issuances of Unregistered Securities After September 30, 2007

On January 8, 2008, Clarient issued 25,000 shares of common stock pursuant to a license agreement between Prediction Sciences, L.L.C. and Clarient.  Under this agreement, Clarient is required to issue consideration in the form of shares of common stock to Prediction Sciences upon the occurrence of certain events.

On January 10, 2008, Clarient issued 63,492 shares of common stock in connection with the amendment of a software license agreement, dated as November 28, 2006 and amended as of December 27, 2007, by and between National Selection, Inc. and Clarient.

In November 2007, December 2007 and March 2008 Clarient issued warrants to purchase an aggregate of 93,750 shares of common stock to Safeguard under the terms of the Existing Facility, as a result of borrowings made thereunder.

The issuances of securities referenced above under the caption “Additional Issuances of Unregistered Securities After September 30, 2007” were not previously disclosed on Form 8-K as the size of the issuances constituted less than 1% of the number of shares of Clarient common stock outstanding.  The shares of common stock and the warrants issued to the investors referenced in this Item 3.02 have not been registered under the Securities Act of 1933, as amended, or any state securities laws and were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01                                             Other Events

On the date hereof, Safeguard has filed a Form 12b-25 relating to the filing of its Annual Report on Form 10-K for the year ended December 31, 2007.  Because Safeguard is an “accelerated filer” under the Securities Exchange Act of 1934, as amended, Safeguard was required to file the Form 12b-25 in order to obtain an extension of time to file its Annual Report on Form 10-K.  Safeguard’s consolidated financial statements include the accounts of Clarient.  As reported in Safeguard’s Form 12b-25, the preparation of Clarient’s consolidated financial statements is not yet complete principally due to an analysis relating to billing information provided to Clarient by a third party billing vendor and Clarient’s processes for reviewing and interpreting that information in connection with the preparation of Clarient’s consolidated financial statements.  This analysis is still ongoing, and therefore Clarient has not yet completed its consolidated financial statements for the fiscal year ended December 31, 2007 and the related audit.  As a result of its ongoing analysis of the issues described above, Clarient’s management has preliminarily concluded that certain credit balances (relating to refunds owed to customers) totaling approximately $950,000 over a period of multiple quarters had not been properly recorded in Clarient’s consolidated financial statements and that an adjustment to reduce Clarient’s revenue and record a liability relating to the impact of these credits was necessary.  However, management’s analysis of this matter and its impact on specific reporting periods is still ongoing and subject to change.  As a result of this analysis, Clarient’s management has determined that there exists a material weakness in Clarient’s internal control over financial reporting.   Clarient is required to file its Annual Report on Form 10-K for the year ended December 31, 2007 on or before March 31, 2008, and it expects to complete the analysis of this matter and file such report on or prior to that date.

The information provided in this Item 8.01 and elsewhere in this report on Form 8-K includes forward-looking statements, including statements regarding management’s preliminary determination with respect to an adjustment to Clarient’s financial statements for the year ended December 31, 2007 and management’s expectation with respect to the timing of the filing of Clarient’s Annual Report on Form 10-K. Various factors could cause actual results to differ materially from those indicated by such forward-looking statements, including the completion of Clarient’s analysis of the matters described above and potential delays in the completion of Clarient’s consolidated financial statements and the related audit of such financial statements, and Clarient’s Annual Report on Form 10-K. In addition, the statements contained herein represent Clarient’s expectations and beliefs as of the date of this filing, and subsequent events and developments may cause these expectations and beliefs to change. Clarient does not assume any obligation to update any forward-looking statements or other information contained in this document.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

10.1 - Amended and Restated Senior Subordinated Revolving Credit Agreement, dated March 14, 2008, by and between Clarient, Inc. and Safeguard Delaware, Inc.

10.2 - Registration Rights Agreement, dated March 14, 2008, by and among Clarient, Inc., Safeguard Delaware, Inc., Safeguard Scientifics, Inc., and Safeguard Scientifics (Delaware), Inc.

10.3 - Form of Common Stock Purchase Warrant to be issued pursuant to the Amended and Restated Senior Subordinated Revolving Credit Agreement, dated March 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 17, 2008	By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer